ING SELECT RATE APPLICATION MODIFIED GUARANTEED ANNUITY ING Life Insurance and Annuity Company

(“the Company”)

A member of the ING family of companies

PO Box 10450, Des Moines, IA 50306-0450

Overnight Delivery: ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899 Phone: 888-854-5950 Fax: 860-580-0919 www.ingfinancialsolutions.com

1. PRODUCT/CONTRACT INFORMATION

Select one. Subject to state availability. For issue ages 76-80, only guarantee periods of 5 years or fewer will be available. Guarantee Period☐ 1-Year☐ 2-Year☐ 3-Year☐ 4-Year☐ 5-Year☐ 6-Year☐ 7-Year☐ 8-Year☐ 9-Year☐ 10-Year

If this application is being signed in a state other than the owner’s resident state, please specify the state where the business was solicited and the purpose of the visit.

Client Account Number (Broker-dealer use only.)

2. OWNER (If a trust is designated as the owner, complete the Certificate of Trust form and submit it with this application.)

Name
SSN/TIN	Birth Date/Trust Date	☐ Male	☐ Female
Street Address (PO boxes are not permitted.)
City	State	ZIP
Mailing Address (If different than above.)
City	State	ZIP
Country of Citizenship	Country of Incorporation
Phone	E-mail Address
JOINT OWNER (Not available with qualified plans.)
Name
SSN	Birth Date	☐ Male	☐ Female
Street Address (PO boxes are not permitted.)
City	State	ZIP
Mailing Address (If different than above.)
City	State	ZIP
Country of Citizenship	Phone
Relationship to Owner	E-mail Address
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3. ANNUITANT(S) (Designate an annuitant below in the event that: 1) the individual owner is not the annuitant; 2) there is joint ownership; or 3) the owner is not a natural person. If an individual owner is named and an annuitant is not named below, the individual owner will be named as the annuitant. The owner is required to have an insurable interest in the life of the annuitant. As defined in more detail in the prospectus, an insurable interest means the owner has a lawful and substantial economic interest in the continued life of the annuitant.)

Name		Phone
SSN	Birth Date		☐ Male	☐ Female
Street Address (PO boxes are not permitted.)
City		State	ZIP
Country of Citizenship		Relationship to Owner
ANNUITANT
Name		Phone
SSN	Birth Date		☐ Male	☐ Female
Street Address (PO boxes are not permitted.)
City		State	ZIP
Country of Citizenship		Relationship to Owner

☐ Contingent annuitant (Provide the contingent annuitant’s name, SSN, birth date, gender, and street address in the Special Remarks area of Section 7.)

4. BENEFICIARY INFORMATION

If you would like to designate a restricted beneficiary, complete the Restricted Beneficiary form and submit it with this application. Total percentage of primary beneficiary shares must equal 100%. Total percentage of contingent beneficiary shares must also equal 100%. If no percentages are listed, beneficiaries' shares will be distributed equally. Additional beneficiaries should be listed on a separate piece of paper that includes the owner’s signature and the date.

Name

Gender Birth Date/Trust Date

SSN/TIN

Relationship to Owner

% Beneficiary Type Primary ☐ Primary ☐ Contingent ☐ Primary ☐ Contingent ☐ Primary ☐ Contingent ☐ Primary ☐ Contingent

5. PREMIUM AND PLAN TYPE

Make all checks payable to ING Life Insurance and Annuity Company. Complete either the nonqualified or the qualified section, not both.

Premium: $	and/or Estimated Amount of Transfer(s)/1035 Exchange(s): $

NONQUALIFIED - SOURCE OF FUNDS: ☐ New Purchase (money with application)
☐ 1035 Exchange ☐ Transfer from money market account, CD or mutual fund
QUALIFIED - SOURCE OF FUNDS:	☐ New Purchase (money with application)	☐ Contribution for tax year
☐ Rollover ☐
Transfer

Type of IRA Applied For:	☐ Traditional IRA	☐ Roth IRA ☐ SEP-IRA
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6. IMPORTANT INFORMATION AND STATE REQUIRED NOTICES

To help the government fight the funding for terrorism and money-laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you — when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents. If you wish to have a more detailed explanation of our information practices, please write to: Customer Service Center, ING Annuities, 909 Locust Street, Des Moines, IA 50309-2899.

Pursuant to federal law (the Defense of Marriage Act of 1996), certain favorable federal tax treatment available to opposite-sex spouses is not available to same-sex spouses. For instance, federal tax law allows a surviving spouse who is designated the beneficiary under an annuity to continue the annuity when the owner dies. This alternative death benefit option is not available to a same-sex spouse beneficiary. If you are a same-sex spouse, we suggest that you consult with a tax advisor prior to purchasing an annuity contract, such as this one, which provides spousal benefits.

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.

Arkansas, Louisiana, Maine, New Mexico, Ohio, Oklahoma, Tennessee, Washington, West Virginia: Any person who knowingly and with intent to injure, defraud or deceive any insurance company, submits an application for insurance containing any materially false, incomplete, or misleading information, or conceals for the purpose of misleading, any material fact, is guilty of insurance fraud, which is a crime and in certain states, a felony. Penalties may include imprisonment, fine, denial of benefits, or civil damages.

Arizona: On receiving your written request, we will provide you with information regarding the benefits and provisions of the annuity contract for which you have applied. If you are not satisfied, you may cancel your contract by returning it within 20 days, or within 30 days if you are 65 years of age or older on the date of the application for the annuity, after the date you receive it. Any premium paid for the returned contract will be refunded without interest.

California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract. Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits, if false information materially related to a claim was provided by the applicant.

Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURANCE COMPANY

FILES AN APPLICATION FOR INSURANCE CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A

FELONY IN THE THIRD DEGREE.

Kentucky: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

Maryland: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. Virginia: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.

7. ACKNOWLEDGEMENTS AND SIGNATURES (Please read carefully.)

SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD ORDER.” REPLACEMENT

If either question below is answered “Yes,” you must complete any state-required replacement forms, as applicable, and submit them with this application.

1. Do you currently have any existing individual life insurance policies or annuity contracts? (If “Yes,” complete the
state-required replacement form(s) and provide details below.)		☐ Yes	☐ No
2. Will this contract replace any existing individual life insurance policies or annuity contracts? (If “Yes,” complete
the state-required replacement form(s) and provide details below.)		☐ Yes	☐ No

Company	Policy/Contract #

Company	Policy/Contract #

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7. ACKNOWLEDGEMENTS AND SIGNATURES (CONTINUED) (Please read carefully.) SPECIAL REMARKS

By signing below, I acknowledge receipt of the prospectus. My signature also serves as a representation that: (a) all statements and answers in this form are complete and true to the best of my knowledge and belief and may be relied upon in determining whether to issue the applied for annuity; and (b) the owner has an insurable interest, as defined above and in more detail in the prospectus, in the life of the annuitant. Only the owner and the Company have the authority to modify this form. After reviewing my financial information, I believe this contract is suitable and will meet my financial goals and objectives.

Contracts and policies and underlying Series shares or securities which fund contracts and policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. Also, they are subject to market fluctuation, investment risk and possible loss of principal invested.

I understand that any amount allocated to a guarantee period may be subject to a market value adjustment, which may cause the values to increase or decrease, prior to a specified date or dates as specified in the contract.

I understand that Individual Retirement Accounts (IRAs) already provide tax deferral like that provided by the contract. For an additional cost, this contract provides additional features and benefits, including death benefits and the ability to receive a lifetime income. I understand that I should purchase an annuity contract only if I have taken into account the cost of these features and benefits.

Additional information about the contract can be found in the prospectus.

TAXPAYER CERTIFICATION

Under penalties of perjury, my/our signature(s) certifies/certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).
2.	I am not subject to backup withholding because (a) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified me that I am no longer subject to backup withholding.
3.	I am a U.S. citizen or U.S. resident alien.

The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

¬Owner Signature

Signed at (city, state)		Date
¬Joint Owner Signature (if applicable)
Signed at (city, state)		Date
By signing below, I consent to being the individual annuitant.

¬Annuitant Signature (if other than named owner(s))		Date
¬Annuitant Signature (if other than named owner(s))		Date
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8. PRODUCER INFORMATION

CHECK THE BOXES BELOW ONLY IF THEY APPLY:

☐ Check here to confirm that the owner(s) has an insurable interest in the life of the annuitant. As defined in
¬ more detail in the prospectus, an insurable interest means the owner has a lawful and substantial economic interest in the continued life of the annuitant.

¬☐ Check here if the applicant is on active duty with the U.S. Armed Forces or is a dependent of any active duty service member of the U.S. Armed Forces. Complete the Military Personnel Financial Services
Disclosure Regarding Insurance Products and return it with this application.

If any questions below or in the Replacement section are answered “Yes,” the applicant must complete and submit any state-required replacement forms/sales material, as applicable, with this application.

Does the applicant have any existing individual life insurance policies or annuity contracts?	☐ Yes	☐
No
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?	☐ Yes	☐
No

If your state has adopted replacement regulations, did you remember to do the following?

Q Provide required replacement notice to the applicant and offer to read it aloud.

Q Complete required, state-specific paperwork.

Compensation Alternative (Select one. Please verify with your broker-dealer that the option you select is available.)

☐ A☐ B

☐ C☐ D

Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must total 100%. The primary producer will be given the highest percentage in the case of unequal percentages and will receive all correspondence regarding the contract.

By signing below you certify that: 1) replacement questions were answered; 2) any sales material was shown to the applicant and a copy was left with the applicant; 3) you used only insurer-approved sales material; 4) you have not made statements that differ from the sales material; and 5) no promises were made about the future value of any contract elements that are not guaranteed.

(This includes any expected future index gains that may apply to this contract.)

SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED IN “GOOD

ORDER.”

Primary Producer: Split	%
Print Name		¬Signature
NPN	SSN	Florida License # (if applicable)
Producer Phone		Broker Code
Broker-Dealer Branch
Producer #2: Split	%
Print Name		¬Signature
NPN	SSN	Florida License # (if applicable)
Producer Phone		Broker Code
Broker-Dealer Branch
Producer #3: Split	%

Print Name		¬Signature
NPN	SSN	Florida License # (if applicable)
Producer Phone		Broker Code
Broker-Dealer Branch
Broker-Dealer Use Only: Team Name			Team ID

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